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                                                                Exhibit 10.42

THIS AGREEMENT made the ____ day of _____, 20__.

BETWEEN:




OF THE FIRST PART;

- and -
                                    C Me Run Corp.,
                                    a corporation incorporated pursuant to the laws of the State of Delaware, (hereinafter referred to as the "Corporation")

AND WHEREAS the Corporation wishes to retain the services of the Board Member to provide Services to the Corporation, as and when requested by the Director of the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and conditions hereinafter contained, the parties agree as follows:


                       ARTICLE 1.00 - APPOINTMENT AND TERM

1.1 APPOINTMENT The Corporation hereby retains the Board Member to act as a director of the Corporation effective __________. The Corporation will make press releases and other appropriate announcements upon this appointment upon written consent by the Board Member. This appointment is subject to approval by the shareholders of the Corporation. The Board Member agrees to perform the duties and exercise such powers consistent with the Board Member's position and such additional powers as may from time to time be assigned or vested in the Board Member by the by-laws of the Corporation or by the resolutions of the Board of Directors of the Corporation. In particular, the Board Member shall, without limiting the foregoing:

     (a) assist in the development of the profile of the Corporation with the general public and with the financial community; and

     (b) introduce the Corporation and its executive officers to contacts of the Board Member who would be of assistance to the Corporation in obtaining funds or achieving other objectives of the Corporation;

all such duties being hereinafter referred to as the "Services". The Board Member shall perform the Services faithfully and to the best of his abilities. While the role off external director is not a full-time position, the Board Member agrees to devote such time and attention as is reasonably necessary for the fulfillment of the Services and is consistent with standards for external directors.

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1.2 TERM The Board Member is retained hereunder for a term commencing on the date hereof and continuing until a successor has been duly chosen and has been qualified as provided in the By-laws of the Corporation (the "Term").

1.3 INDEMNIFICATION The Corporation hereby indemnifies the Board Member in accordance with (i) the By-laws of the Corporation, (ii) the General Corporation Law of the State of Delaware and (iii) in an indemnification Agreement to be signed by the Board Member and the Corporation is specific reference to the FutureLink litigation, which commenced on January 20, 2000.


                           ARTICLE 2.00 - COMPENSATION

2.1 BOARD MEETING FEE The Board Member shall also be compensated as a director of the Corporation in the same manner as other members of the Board of Directors for attending board meetings. The Board Member acknowledges that, as of the date hereof, no compensation has been determines by the Compensation Committee of the Board of Directors.

2.2 EXPENSES The Board Member shall also be entitled to be reimbursed for any of his expenses incurred while performing the Services on behalf of the Corporation that fall within the parameters of the Corporation's expense policy including entertainment, meals, travel and accommodation expenses. All expenses must be presented to the Corporation on an Expenses Report accompanied by receipts.

2.3 STOCK The Corporation shall issue to the Board Member, in consideration of acceptance of the position or fulfillment of the duties hereunder, 50,000 restricted common shares of the Corporation.



                           ARTICLE 3.00 - TERMINATION

3.1 TERMINATION BY CORPORATION This Agreement may be terminated by the Corporation for any reason prior to the expiration of the Term. If the Board Member is in default in the performance of the Services and such default continues for a period of thirty (30) days after notice thereof, hereinafter referred to as "cause", or upon the death or disability of the Board Member. Disability shall occur if the Board Member is unable to attend to his duties due to medical reasons for a continuous period of 30 days during the Term.

3.2 TERMINATION BY THE BOARD MEMBER This Agreement may only be terminated by the Board Member, by resignation, prior to the expiration of the Term if the Corporation is in default in the performance of any of its covenants, obligations or agreements herein contained and such default shall continue for a period of thirty (30) days following notice thereof.

3.3 TERMINATION BY MUTUAL AGREEMENT It is acknowledged that this Agreement may be terminated at any time upon the mutual agreement of the parties hereto.

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                           ARTICLE 4.00 - STOCK OPTION

4.1 OPTION ISSUANCE The Corporation hereby grants to the Board Member options to purchase a total of 50,000 common shares of the Corporation at a strike price of US $_____ per share 16,666 options shall vest on ___________, 16,667 options shall vest on ______________ and 16, 667 options shall vest on _________________. Any unexercised options will expire on _________________.

4.2 CHANGE OF CONTROL Should a Change of Control occur in the Corporation, all unvested options shall vest immediately upon written notice given of the Change of Control. All vested options must be exercised within 3 months of the date of notice. To the extent possible, options will be in registered stock.

A Change of Control shall occur upon the occurrence of any one of the following events following the effective date of this Agreement:

     (a) Any person, association or company acquires or becomes the beneficial owner of either directly or indirectly, more than forty percent (40%) of the voting shares of the Corporation, or

     (b) Any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of the Corporation.

4.3 TERMINATION Should the Corporation terminate the Board Member or the Board Member terminate his position on the Board for any reason other than change of control, all options will be governed by the terms and conditions of the Stock Incentive Plan.


                ARTICLE 5.00 - CONFIDENTIALITY AND NON-DISCLOSURE

5.1    In this Article, the following words have the following meanings:

     (a) "Business Secrets" means confidential or sensitive business information, including without limitation, data, business strategies, plans, contracts, financial records and budgets, marketing techniques, pricing policies, costing information, and information relating to or pertaining to targeted acquisitions of the Corporation.

     (b) "Contractors" of the Corporation means customers, suppliers, partners, co-venturers and other contractors of the Corporation and also includes potential customers of the Corporation in respect of whom access to Business Secrets has been obtained for the purpose of evaluating proposed projects or for submitting of tenders, bids or proposals.

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     (c)     "Corporation", in this Article 5.00 only, shall mean the
             Corporation and any and all affiliated or related corporations.

     (d) "Documentation" means all materials constituting or containing Technology or Business Secrets, including electronic storage media.

     (e) "Technology" means all computer programs, protocols, product technical specifications including installation, performance and maintenance specifications, patents, designs, drawings, manuals and generally all knowledge, know-how, expertise and information of a technical nature, whether or not protected under patent, design, copyright or other intellectual property laws, and includes any and all future changes, modification, additions, improvements and enhancements thereof.

5.2 The Board Member will not divulge Technology or Business Secrets belonging to the Corporation or Contractors of the Corporation to any persons whatsoever, other than to:

     (a)     employees of Corporation;

     (b) persons to whom the Board Member is authorized and directed to release such Technology or Business Secrets, and only then to the extent of such authorization.

5.3  The Board Member shall always:

     (a) exercise reasonable care and diligence to protect the confidentiality and integrity or Technology or Business Secrets belonging to the Corporation or its Contractors; and

     (b) strictly adhere to all policies, procedures and directions of the Corporation relating to the protection and custody of Technology and Business Secrets of the Corporation or its Contractors.

5.4 All Technology and Business Secrets belonging to the Corporation will be assumed by the Board Member to be confidential.

5.5 The Board Member will only use Technology and Business Secrets belonging to the Corporation in performance of the Board Member's duties hereunder and for no other use whatsoever.

5.6 The obligation of confidentiality in this Article shall apply unless the Board Member can establish that such Technology or Business Secrets were generally known in the industry.

5.7 Upon any termination of this agreement for any reason, the Board Member shall forthwith return to the Corporation all Documentation relating to the Technology and Business Secret's of either the Corporation or its Contractors, and if any such information is electronically copied and stored by the Board Member, upon request he shall destroy such electronically stored copies.

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5.8 The obligations of the Board Member set out in this Article shall continue in full force and effect after termination of this agreement regardless of the reason or cause of such termination.

5.9 The Board Member agrees that during the term of this agreement and for a period of two (2) years immediately following the termination of this Agreement:

     (a) within Canada or the United States, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership management, operation, or control of any business which is directly competitive with the Corporation or any business which they plan to engage in which the Board Member has received Business Secrets with respect thereto (determined, in the case of termination, as of the date thereof), it being specifically recognized by the Board Member that due to the nature of the internet and web related businesses of the Corporation that such geographical restriction is reasonable and necessary to protect the Corporation;

     (b) the Board Member will not induce any executive or employee of the Corporation or any of its affiliates to leave the service of the Corporation, nor will it employ, in any business competitive with the Corporation, such executive or employee for a period of (6) months following such executive or employee's employment with the Corporation;

     (c) the Board Member agrees not to divert or attempt to divert (by solicitation or other means) the customers or Prospective customers of the Corporation who are or were customers or prospective Customers of the Corporation at any time throughout the duration of this Agreement (Prospective Customers being defined as entities with which the Corporation is then in formal negotiations or discussions, as evidenced by correspondence or other documentation);

Should the Board Member breach this covenant, in addition to other relief to which the Corporation may be entitled, the Employee agrees that the Corporation shall, in addition to all other remedies, also be entitled to injunctive relief from a court of competent jurisdiction, enjoining the Board Member, his or her agents, attorneys, and all others acting on his or her behalf from any further actions in breach of this Agreement.


                        ARTICLE 6.00 - GENERAL PROVISIONS

6.1 NOTICES All notices, requests, demands, or other communications required or designed to be given or made by one party to another shall be given in writing by personal delivery or prepaid registered mail or by facsimile transmission or other means of instantaneous transmission in regular commercial usage at such time, verified by a transmission report, as follows:

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                  to the Corporation:       C Me Run Corp.
                                            One Cabot Road
                                            Hudson, MA  01749
                                            Attention:  Chairman of the Board
                                            Facsimile:  978-567-6899

                  to the Board Member:



or at such other address as may be given by any of them to the others. Any notice or other communication so given or made shall be conclusively deemed to have been given and received when delivered personally, if delivered personally, provided that if it is delivered on an day which is not a Business Day then the notice or communication shall be deemed to have been given and received on the next Business Day following such date, or on the fifth (5th) business day following the date of mailing, if mailed by prepaid registered mail, except in the event of disruption of mail services in which event any notice shall be delivered personally,

6.2 TIME OF THE ESSENCE Time is of the essence of this Agreement and every part of this Agreement and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.3 CHOICE OF LAW This Agreement shall be governed by and construes in accordance with the laws of the State of Delaware and the laws of the united States of America applicable therein, and the parties hereto attorn to the non-exclusive jurisdiction of the courts of such State.

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6.4 ENTIRE AGREEMENT This Agreement and the terms hereof constitute the entire agreement between the parties hereto with respect to all of the matters herein and it execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings not incorporation herein and made a part hereof and this Agreement shall not be amended or altered or qualified except by memorandum in writing signed by both of the parties.

6.5 SEVERABILITY If any of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained in this Agreement unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated in this Agreement to be unreasonable.

6.6 FURTHER ASSURANCES The parties convenant and agree to execute such further and other documents and undertake such other actions as may be reasonably required to give effect to the terms and intent of the transactions contemplated in this Agreement.

6.7 ENUREMENT The provisions hereof, where the context permits, shall enure to the benefit of and be binding upon the heirs, executors, administrators or other legal representatives of the Board Member and the successors and assigns of the Corporation. With respect to the Board Member, this Agreement, being personal may not be assigned.

6.8 TIME PERIODS When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded.

6.9 EXTENDED MEANINGS In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa and the word person in not limited to an individual but includes any entity recognized by law.

6.10 HEADINGS All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

6.11 RECITALS Each of the parties acknowledges that the recitals of this Agreement, so far as they relate to such party, are true and correct in substance and in fact.

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6.12 COUNTERPARTS This agreement may be extended in separate counterparts, each of which shall serve as an original for all purposes and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                      C ME RUN CORP.


                                      Per:
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                                      Per:
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                                             ----------------------------------
                                             WITNESS